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                                                                    Exhibit 23.3

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------


     We hereby consent to the reference in this Form 10-K of Plains Resources Inc., as well as in the Notes to the Consolidated Financial Statements included in such Form 10-K, to our reserve reports to the interest of Plains Resources Inc. and its subsidiaries, Calumet Florida, Inc. and Arguello Inc. (collectively the "Company"), dated February 13, 2001, and March 5, 2001, relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and present values thereof for certain periods (the "Reserve Reports"), and (ii) the incorporation by reference of the Reserve Reports into Plains Resources Inc.'s previously filed Registration Statements on Form S-3 (Nos. 333-42767, 333-42773, 333-65939 and 333-33804) and on Form S-8 (Nos. 33-43788, 33-48610,
33-53802, 333-06191, 333-27907,333-45558 and 333-45562).


                              NETHERLAND, SEWELL & ASSOCIATES, INC.


                              By:  /s/ Frederic D. Sewell
                                 -----------------------------------------------
                                   Frederic D. Sewell
                                   President


Dallas, Texas
March 27, 2001